Exhibit 99.2

Diamondback Energy Announces Executive Leadership Changes

MIDLAND, Texas, February 22, 2022 (GLOBE NEWSWIRE) — Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced a series of leadership appointments and promotions, effective immediately.

Travis Stice will assume the role of Chairman of the Board of Directors of Diamondback and will remain in his current role as Chief Executive Officer. Steven West, current Chairman, will remain on the Board as a Director. Steve’s leadership and contribution to the Company’s success as Chairman have been significant over the past ten years and the Board looks forward to his continued contributions.

“It has been an honor and a privilege to serve as the Chairman of Diamondback for the last ten years. The Company’s growth has been nothing short of spectacular, and Travis’ leadership has been a major contribution to the Company’s success. He will be a great representative of the shareholders as Chairman, and I look forward to continuing to serve those same shareholders in my new role,” stated Steven West.

Kaes Van’t Hof, currently Chief Financial Officer and Executive Vice President of Business Development, has been appointed President. Mr. Van’t Hof will also remain in his current role as Chief Financial Officer of Diamondback and President of the General Partners of Viper Energy Partners LP and Rattler Midstream LP. Mr. Van’t Hof’s additional responsibilities will include both the operations and human resources organizations reporting to him, along with his existing reporting responsibilities of land, investor relations and accounting.

“Kaes has provided significant strategic direction and leadership in helping grow our business since joining the Company in 2016. He has made material contributions across numerous business development opportunities and follow-on integration efforts, along with capital markets access and development of our financial strategies,” stated Travis Stice, Chief Executive Officer of Diamondback.

Daniel Wesson, currently Executive Vice President of Operations, has been appointed Chief Operating Officer of Diamondback, reporting to Kaes Van’t Hof. As Chief Operating Officer, Mr. Wesson’s reporting responsibilities will include reservoir engineering, geology, drilling, completions, production, midstream, oil and gas marketing, safety, and sustainability.

Mr. Stice continued “Danny has been with our company since 2012, serving in roles of increasing responsibility. His leadership has been integral to Diamondback’s best-in-class operating and execution metrics, for which the Company is now well known. Danny has also led multiple seamless employee and operations integrations following Diamondback’s numerous acquisitions to date.”

In recognition of both Kaes’ and Danny’s significant contributions, the Board is pleased to announce these promotions effectively immediately and looks forward to both of their continued contributions in their new roles.

Diamondback today also announced the addition of four Vice Presidents to the executive team.

New Vice Presidents:

•	Chris Curry has been promoted to Vice President of Land

•	Johnny Dossey has been promoted to Vice President of Marketing

•	Hunter Landers has been promoted to Vice President of Completions

•	Nathan Luoma has been promoted to Vice President of Production

“All the moves announced today are reflective of the deep bench of talent we have developed internally within the organization. I cannot be more excited about the outlook for the company, and I remain committed, along with the Board of Directors, to leading the company well into the future”, concluded Mr. Stice.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K and any amendments thereto, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Investor Contact:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com